Exhibit 3iA

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                OPTELECOM, INC.
                     (As amended through December 11, 1997)


         FIRST. The name of the corporation (which is hereinafter referred to as the "Corporation") is OPTELECOM, INC.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 25 Greystone Manor Street, in the City of Lewes, County of Sussex. The name of the Corporation's registered agent at such address is Harvard Business Services, Inc.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock which the Corporation is authorized to issue is five million (5,000,000) shares of Common Stock, $.03 par value per share.

         Each three (3) shares of Common Stock of the Corporation, $0.01 par value per share that was issued and outstanding immediately prior to the time of the filing of this Restated Certificate of Incorporation ("Certificate") with the Secretary of State of Delaware shall, upon the filing of this Certificate with the Secretary of State of Delaware, thereby and thereupon automatically be combined without any further action into one (1) validly issued, fully paid and nonassessable share of common stock of the corporation, $0.03 par value per share. Further, every right, option and warrant to acquire three (3) shares of common stock of the corporation, outstanding immediately prior to the time of filing of this Certificate with the Secretary of State of Delaware, thereby and thereupon automatically be converted without any further action into the right to acquire one (1) share of common stock of the Corporation, upon the terms of the right, option or warrant, except that the purchase price of the common stock, upon exercising the right, option or warrant, shall be proportionately increased. The Corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a stockholder holds a number of shares of common stock immediately prior to the filing of this Certificate that is not evenly divisible by three (3), such stockholder shall receive a cash payment from the Corporation. If the common stock is quoted on the National Association of Security Dealers, Inc. Automated Quotation ("NASDAQ") System, the cash payment from the Corporation will be determined by multiplying the fraction of a share by the equivalent of the average of the closing bid prices for one share of common stock for the ten business days immediately preceding the effective date (the date of filing of this Certificate with the Secretary of State of Delaware) for the reverse stock split for which transactions in the common stock are reported, as reported by NASDAQ.

         FIFTH. The Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

         SIXTH. (a) The number of directors of the Corporation shall not be less than three (3) nor more than nine (9), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. As used in this Article Sixth, the terms "Whole Board" and "Whole Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

         (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the Whole Board permits, with the term of office of one class expiring each year. No class of directors shall contain more than one director more than any other class. Any vacancies in the Board of Directors for any reason, and any newly created directorship resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the


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respective class for which such director shall have been chosen and their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of office of any incumbent director. At each annual meeting of stockholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Directors shall hold office until expiration of their respective terms and thereafter until their successors shall have been duly elected and have qualified.

         (c) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be provided for by law, this Certificate of Incorporation or the By-laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

         (d) Elections of directors need not be written ballot unless the By-laws of the Corporation shall so provide.

         (e) Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of this Corporation (and notwithstanding the fact that some lesser percentage may be provided for by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of the then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal this Article Sixth of this Certificate of Incorporation.


         SEVENTH. (a)(1) In addition to any affirmative vote required by law or under any other provision of this Certificate of Incorporation, and except as otherwise expressly provided in this Article Seventh:

         (A) any merger or consolidation of this Corporation or any Subsidiary (as hereinafter defined in paragraph (c)(8) of this Article Seventh) with or into (i) any Substantial Stockholder (as hereinafter defined in paragraph (c)(2) of this Article Seventh) or (ii) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined in paragraph (c)(7) of this Article Seventh) of a Substantial Stockholder, or

         (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder of any substantial part (as hereinafter defined in paragraph (c)(9) of this Article Seventh) of the assets of this Corporation or of any Subsidiary, or

         (C) the issuance or transfer by this Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any equity securities (as hereinafter defined in paragraph (c)(11) of this Article Seventh) of this Corporation or any Subsidiary to any Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $2,000,000 or more, or

         (D) the adoption of any plan or proposal for the liquidation or dissolution of this Corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Stockholder, or

         (E) any reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any reorganization, merger or consolidation of this Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate

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         share of the outstanding securities of any class of equity securities of this Corporation or any Subsidiary which is directly or indirectly beneficially owned (as hereinafter defined in paragraph (c)(3) of this Article Seventh) by any Substantial Stockholder.

shall (except as otherwise expressly provided in this Certificate of Incorporation) require the affirmative vote of the holders of then outstanding Voting Shares (as hereinafter defined in paragraph (c)(10) of this Article Seventh) entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares; provided that such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by any Substantial Stockholder. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (a)(2) The term "business combination" as used in this Article Seventh shall mean any transaction which is described in any one or more of clauses (A) through (E) of paragraph (a)(1) of this Article Seventh.

         (b) The provisions of this Article Seventh shall not be applicable to any business combination, the terms of which shall be approved, prior to the date the Substantial Stockholder which is a party thereto or whose proportionate share of the outstanding securities of any class of equity securities of this corporation or any Subsidiary is increased by reason thereof, or, in the case of a business combination described in clause (D) of paragraph (a)(1) of this Article Seventh, prior to the date any Substantial Stockholder affected by such business combination, became a Substantial Stockholder, by two-thirds of the whole board (as hereinafter defined in paragraph (c)(6) of this Article Seventh), but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors (as hereinafter defined in paragraph (c)(5) of this Article Seventh).

         (c) For the purpose of this Article Seventh:

         (c)(1) A "person" shall mean any individual, firm, corporation or other entity.

         (c)(2) "Substantial Stockholder" shall mean any person (other than this Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any business combination, or immediately prior to the consummation of any such business combination (other than a business combination referred to in paragraph
(a)(1)(D) of this Article Seventh).

                  (A) is the beneficial owner (as hereinafter defined in subparagraph (3) of this paragraph (c), directly or indirectly, of more than 15% of the then outstanding Voting Shares (determined as aforesaid), or

                  (B) is an Affiliate of this Corporation and at any time within three years prior thereto was the beneficial owner, directly or indirectly, of more than 15% of the then outstanding Voting Shares (determined as aforesaid), or,

                  (C) is an assignee of or has otherwise succeeded to any shares of capital stock of this Corporation which were at any time within three years prior thereto beneficially owned by any Substantial Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (c)(3) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to

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said Rule 13d-3 as in effect on January 1, 1983; provided, however, that a person shall, in any event, also be deemed to be the "beneficial owner" of any Voting Shares:

                  (A) which such person or any of its Affiliates or Associates (as hereinafter defined in subparagraph (7) of this paragraph
                  (c)) beneficially own, directly or indirectly, or

                  (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any Voting Shares solely by reason of an agreement, arrangement or understanding with the Corporation to effect a business combination ) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner), or

                  (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (i) no director or officer of this Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Shares beneficially owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no employee stock ownership or similar plan of this Corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Voting Shares held under any such plan.

         (c)(4) For purposes of computing the percentage beneficial ownership of Voting Shares of a person in order to determine whether such person is a Substantial Stockholder, the outstanding Voting Shares shall include shares deemed owned by such person through application of subparagraph (3) of this paragraph (c) but shall not include any other Voting Shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Shares shall include only Voting Shares then outstanding and shall not include any Voting Shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

         (c)(5) "Continuing director" shall mean a person who was a member of the Board of Directors of this Corporation as of January 1, 1983 or thereafter elected by the stockholders or appointed by the Board of Directors of this Corporation prior to the date as of which the Substantial Stockholder (or Substantial Stockholders) in question became a Substantial Stockholder (or Substantial Stockholders), or a person designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.

         (c)(6) "Whole board" shall mean the total number of directors which this Corporation would have if there were no vacancies.

         (c)(7) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more

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intermediaries, controls, or is controlled by, or is under common control with the person specified. The term "Associate" used to indicate a relationship with any person shall mean (i) any corporation or organization (other than this Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or is an officer or director of any corporation controlling or controlled by such person.

         (c)(8) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this Corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (2) of this paragraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this Corporation.

         (c)(9) "Substantial part" shall mean assets having a book value (determined in accordance with generally accepted accounting principles) in excess of 10% of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of this Corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

         (c)(10) "Voting Shares" shall mean any shares of capital stock of this Corporation entitled to vote generally in the election of directors.

         (c)(11) "Equity security" shall have the meaning given to such term under Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

         (d) A majority of the whole board shall have the power to determine, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the power to determine, for the purposes of this Article Seventh, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to any matter referred to in subparagraph (3) (C) of paragraph (c) of this Article Seventh, (iv) whether the assets subject to any business combination constitute a substantial part of the assets of the corporation in question, and/or (v) any other factual matter relating to the applicability or effect of this Article Seventh.

         (e) A majority of the whole board shall have the right to demand, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the right to demand, that any person who it is reasonably believed is a Substantial Stockholder (or holds of record Voting Shares beneficially owned by any Substantial Stockholder) supply this Corporation with complete information as to
(i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder, (ii) the number, of and class or series of, shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article Seventh, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         (f) Any determination made by the Board of Directors, or by the continuing directors, as the case may be, pursuant to this Article Seventh in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this Corporation and its stockholders, including any Substantial Stockholder.


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         (g) Any amendment, alteration, change or repeal of this Article Seventh shall, in addition to any other vote or approval required by law or by this Certificate of Incorporation, require the affirmative vote of the holders of then outstanding Voting Shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of then outstanding Voting Shares (and such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all Voting Shares not beneficially owned and any Substantial Stockholder); provided, however, that this paragraph (g) shall not apply to, and such 66 2/3% vote (and such further majority vote) shall not be required for, any amendment, alteration, change or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors.

         (h) Nothing contained in this Article Seventh shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

         (i) In the event any paragraph (or portion thereof) of this Article Seventh shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Seventh shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or enforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article Seventh remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Substantial Stockholders, notwithstanding any such finding.

         EIGHTH. Except as provided below, a director shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the foregoing provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article Eighth becomes effective.

         NINTH. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Ninth.

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